UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2013

VALMIE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-180424	45-3124748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Ferrand Drive

Toronto, Ontario, Canada M3C 3Z2

(Address of principal executive offices)

(416) 305-0096

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On December 13, 2013, we received approval from the Financial Industry Regulatory Authority (FINRA) to effect a stock dividend by way of a forward split. In connection with this, on December 17, 2013, our shareholders of record on December 16, 2013 received a dividend of 59 authorized but unissued shares of our common stock for each one (1) issued and outstanding share of our common stock.

Following the payment of the stock dividend, our issued and outstanding common stock increased from 4,940,000 shares to 296,400,000 shares, representing an increase of 291,460,000 shares. Neither our authorized capital nor the par value of our common stock changed as a direct result of the stock dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2013	Valmie Resources, Inc.

	By:	/s/ Khurram Shroff
Khurram Shroff
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, Director